Exhibit 99.1

FOR IMMEDIATE RELEASE

Opiant Pharmaceuticals, Inc. Reports Fiscal Second Quarter 2017 Financial Results

and Provides Corporate Update

SANTA MONICA, California – March 16, 2017 – Opiant Pharmaceuticals, Inc. (“Opiant”) (OTCQB:OPNT), a specialty pharmaceutical company developing pharmacological treatments for addictions, today reported financial results for the fiscal second quarter ended January 31, 2017 and provided an update on recent developments and upcoming milestones.

“Since the beginning of our fiscal second quarter, we have made significant progress on a number of corporate and clinical initiatives designed to establish a foundation for future growth,” said Roger Crystal, M.D., Chief Executive Officer of Opiant. “We continued to support our NARCAN® commercialization partner, Adapt Pharma Limited, through the strengthening of our IP estate, while also advancing our proprietary treatments in broader chronic addiction indications, such as Bulimia Nervosa and Alcohol Use Disorder, with large patient populations and significant unmet medical needs. As we plan to pursue an uplisting to a major stock exchange later this year, we believe we have the team and the platform in place to bring novel treatments to patients in need while creating meaningful value for our stockholders.”

Fiscal Second Quarter 2017 and Recent Highlights

•	Signed a definitive agreement with SWK Holdings Corporation (“SWK”), in which SWK acquired rights to certain royalties and milestone payments related to the sales of NARCAN® Nasal Spray (NARCAN®) for the treatment of opioid overdose for up to $17.5 million. Opiant received $13.7 million at closing and is eligible to receive an additional $3.75 million contingent on the achievement of certain future net sales milestones. After SWK has received 1.5 times its investment, Opiant will receive at least 90% of future NARCAN® royalties and milestone payments.

•	Strengthened intellectual property estate and enhanced NARCAN® product exclusivity with the addition of two Orange Book-listed patents. There are now four Orange Book-listed patents covering NARCAN®.

•	Generated encouraging Phase 1 data and received supportive U.S. Food and Drug Administration (FDA) feedback on a proposed clinical development plan for OPNT002 for treatment of Alcohol Use Disorder (AUD).

•	Received FDA approval for the 2mg formulation of NARCAN® for opioid-dependent patients expected to be at risk for severe opioid withdrawal in situations where there is a low risk for accidental or intentional opioid exposure by household contacts.

•	Expanded leadership team through the appointment of Phil Skolnick, Ph.D., D.Sc. (hon) as Chief Scientific Officer.

•	Strengthened corporate governance through the formation of Audit, Compensation and Nominating and Corporate Governance committees.

Upcoming Corporate and Clinical Goals

•	During the current fiscal quarter, Opiant expects to initiate a Phase 2 trial of OPNT001 in Bulimia Nervosa.

•	During the second half of 2017, Opiant expects to initiate additional clinical trials in AUD.

•	During 2017, Opiant plans to pursue an uplisting to a major stock exchange.

•	During 2017, Opiant expects to advance pre-clinical development of its heroin vaccine candidate.

Financial Results

Quarter ended January 31, 2017 compared to quarter ended January 31, 2016

For the quarter ended January 31, 2017, Opiant reported a net profit of $10.6 million, or $5.31 per basic share and $4.91 per fully-diluted share, compared to a net profit of $4.0 million, or $2.11 per basic share and $1.52 per fully-diluted share, for the same period in 2016.

Research and development expense in the quarter ended January 31, 2017 was $0.3 million, compared to $0.3 million for the quarter ended January 31, 2016. General and administrative expense was $1.4 million in the quarter ended January 31, 2017, compared to $2.4 million for the same period in 2016.

For the quarter ended January 31, 2017, Opiant generated revenue of $13.5 million, compared to $6.9 million in the corresponding period in 2016.

Selling expenses were $1.2 million in the quarter ended January 31, 2017, compared to $0.2 million in the quarter ended January 31, 2016.

Opiant ended the fiscal second quarter 2017 with cash and cash equivalents of $12.9 million.

About Opiant Pharmaceuticals, Inc.

Opiant Pharmaceuticals, Inc., is a specialty pharmaceutical company developing pharmacological treatments for addictions. The National Institute on Drug Abuse (NIDA), a division of the National Institutes of Health (NIH), describes these disorders as chronic relapsing brain diseases which burden society at both the individual and community levels. With its innovative opioid antagonist, nasal delivery technology, Opiant is positioned to become a leader in these treatment markets. Its first product, NARCAN® Nasal Spray, is approved for marketing in the U.S. and Canada by the company’s partner, Adapt Pharma Limited. For more information please visit: www.opiant.com.

Forward-Looking Statements

This press release contains forward-looking statements. These statements relate to future events or our future financial performance and involve known and unknown risks, uncertainties and other factors that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed, implied or inferred by these forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may,” “will,” “should,” “could,” “would,” “expects,” “plans,” “intends,” “anticipates,” “believes,” “estimates,” “predicts,” “projects,” “potential,” or “continue” or the negative of such terms and other comparable terminology. These statements are only predictions based on our current expectations and projections about future events. You should not place undue reliance on these statements. Actual events or results may differ materially. In evaluating these statements, you should specifically consider various factors. These and other factors may cause our actual results to differ materially from any forward-looking statement. We undertake no obligation to update any of the forward-looking statements after the date of this press release to conform those statements to reflect the occurrence of unanticipated events, except as required by applicable law.

Financial tables to follow

Opiant Pharmaceuticals, Inc.

Balance Sheets (Unaudited)

As of January 31, 2017 and July 31, 2016

	January 31,	July 31,
	2017	2016

Assets
Current assets
Cash and cash equivalents	$12,925,829	$1,481,393
Accounts receivable	-	312,498
Prepaid expenses	52,017	62,404
Total current assets	12,977,846	1,856,295

Other assets
Computer equipment (net of accumulated amortization of $2,900 at January 31, 2017 and $1,016 at July 31, 2016)	4,637	6,521
Patents and patent applications (net of accumulated amortization of $9,074 at January 31, 2017 and $8,388 at July 31, 2016)	18,376	19,062

Total assets	$13,000,859	$1,881,878

Liabilities and Stockholders' Equity (Deficit)
Liabilities
Current liabilities
Accounts payable and accrued liabilities	$756,212	$140,584
Accrued salaries and wages	3,690,289	3,681,250
Note payable	-	165,000
Deferred revenue	750,000	250,000
Total current liabilities	5,196,501	4,236,834

Deferred revenue	1,850,000	2,350,000
Total liabilities	7,046,501	6,586,834

Stockholders' equity (deficit)
Common stock; par value $0.001; 1,000,000,000 shares authorized;
2,007,760 shares issued and outstanding at January 31, 2017 and 1,992,433 shares issued and outstanding at July 31, 2016	2,008	1,992
Additional paid-in capital	57,088,530	56,478,394
Accumulated deficit	(51,136,180)	(61,185,342)
Total stockholders' equity (deficit)	5,954,358	(4,704,956)
Total liabilities and stockholders' equity (deficit)	$13,000,859	$1,881,878

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Opiant Pharmaceuticals, Inc.

Statements of Operations (Unaudited)

For the three and six months ended January 31, 2017 and 2016

	For the		For the
	Three Months Ended		Six Months Ended
	January 31,		January 31,
	2017	2016	2017	2016
Revenue
Royalty and licensing revenue	$13,535,000	$6,860,000	$14,656,142	$6,980,000
	13,535,000	6,860,000	14,656,142	6,980,000

Operating expenses
General and administrative	1,355,704	2,394,505	2,572,006	12,990,324
Research and development	344,836	254,881	786,670	879,892
Selling expenses	1,196,563	209,251	1,238,599	209,251
Total operating expenses	2,897,103	2,858,637	4,597,275	14,079,467

Income (loss) from operations	10,637,897	4,001,363	10,058,867	(7,099,467)

Other income (expense)
Interest income (expense), net	877	(5,491)	(1,367)	(11,319)
Income (loss) on foreign exchange	11,016	(25,832)	(8,338)	(29,191)
Total other income (expense)	11,893	(31,323)	(9,705)	(40,510)

Income (loss) before provision for income taxes	10,649,790	3,970,040	10,049,162	(7,139,977)

Provision for income taxes	-	-	-	-

Net income (loss)	$10,649,790	$3,970,040	$10,049,162	$(7,139,977)

Basic income (loss) per common share	$5.31	$2.11	$5.03	$(3.83)
Diluted income (loss) per common share	$4.91	$1.52	$4.55	$(3.83)

Basic weighted average common shares outstanding	2,006,181	1,880,279	1,999,307	1,865,230
Diluted weighted average common shares outstanding	2,169,966	2,605,270	2,210,990	1,865,230

The accompanying notes are an integral part of these unaudited consolidated financial statements.

Opiant Pharmaceuticals, Inc.

Statements of Cash Flows (Unaudited)

For the six months ended January 31, 2017 and 2016

	For the
	Six Months Ended
	January 31,	January 31,
	2017	2016
Cash flows used in operating activities
Net income (loss)	$10,049,162	$(7,139,977)
Adjustments to reconcile net loss to net cash used by operating activities:
Depreciation and amortization	2,570	686
Issuance of common stock for services	92,623	456,483
Stock based compensation from issuance of options	517,529	10,166,391

Changes in assets and liabilities:
Decrease in prepaid expenses	10,387	6,060
Increase in accounts receivable	312,498	-
Decrease in deferred revenue	-	(4,300,000)
Increase (decrease) in accounts payable	615,628	(280,245)
Increase in accrued salaries and wages	9,039	734,441
Net cash provided by (used in) operating activities	11,609,436	(356,161)

Cash flows provided by financing activities
Proceeds from related parties notes payable	-	151,191
Payments of related parties notes payable	-	(281,191)
Repayment of notes payable	(165,000)	-
Investment received in exchange for royalty agreement	-	1,333,500
Net cash provided by (used in) financing activities	(165,000)	1,203,500

Net increase in cash and cash equivalents	11,444,436	847,339
Cash and cash equivalents, beginning of period	1,481,393	434,217
Cash and cash equivalents, end of period	$12,925,829	$1,281,556

Supplemental disclosure
Interest paid during the period	$4,828	$78,865
Taxes paid during the period	$-	$-

The accompanying notes are an integral part of these unaudited consolidated financial statements.

CONTACT INFORMATION:

Corporate Contact:

Investor.relations@opiant.com

Media:

Susan Forman

DGI

sforman@dgicomm.com

212-825-3210

Investors:

Sam Martin

Managing Director

Argot Partners

sam@argotpartners.com

212-600-1902